SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) January 25, 2005


                          DATA SYSTEMS & SOFTWARE INC.
           (Exact name of Registrants as Specified in their Charters)


       Delaware                         0-19771                 22-2786081
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(States or Other Jurisdiction    (Commission file Numbers)     (IRS Employer
    of Incorporation)                                       Identification Nos.)

      200 Route 17, Mahwah, New Jersey                                  07430
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(Address of Principal Executive Offices)                             (Zip Code)

        Registrants' telephone number, including area code (201) 529-2026
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 - Securities and Trading Markets

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

      On January 25, 2005, Data Systems & Software Inc (the "Company") received a written notice (the "Notice") from the Nasdaq Listing Qualifications Panel (the "Panel") stating that the Panel has determined to delist the Company's securities from the Nasdaq Stock Market effective with the open of business on Thursday, January 27, 2005.

      The Notice indicated that the action was based upon the the failure of the Company to comply with the $2,500,000 minimum shareholders' equity requirement for continued listing on the Nasdaq SmallCap Market.

      The Company intends to request a review of the Listing Panel's decision by the Nasdaq Listing and Hearing Review Council. The institution of a review will not effect a stay of the Panel's delisting decision.

      The Company's securities will be eligible for trading on the Over-the-Counter Bulletin Board ("OTCBB") in accordance with SEC Rule 15c2-11. The Company is taking steps to ensure that its shares will commence trading on the OTCBB as soon as possible.

      The Company's press release announcing the receipt of the notice and the delisting of the Company's securities is annexed as Exhibit 99.1 to this Report and is incorporated herein by reference.


Section 9 - Financial Statementd and Exhibits

         (c) Exhibits

         99.1     Press Release dated January 26, 2005

                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 26th day of January 2005.

                               DATA SYSTEMS & SOFTWARE, INC.


                               By: /s/ George Morgenstern
                                   -----------------------------------------
                               Name:  George Morgenstern
                               Title:  President and Chief Executive Officer